Exhibit 10.16(b)

EXECUTION VERSION

AMENDMENT NO. 1 TO RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT NO. 1 TO RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of December 10, 2012, is among VWR RECEIVABLES FUNDING, LLC, a Delaware limited liability company, as seller (the “Seller”), VWR INTERNATIONAL, LLC, a Delaware limited liability company (together with its successors and permitted assigns, “VWR”), as servicer (in such capacity, together with its successors and permitted assigns in such capacity, the “Servicer”), PNC BANK, NATIONAL ASSOCIATION, as administrator (in such capacity, together with its successors and assigns in such capacity, the “Administrator”) as issuer of Letters of Credit (in such capacity, together with its successors and assigns in such capacity, the “LC Bank”), as Related Committed Purchaser (in such capacity, together with its successors and assigns in such capacity, the “Related Committed Purchaser”), and as Purchaser Agent for the Market Street Purchaser Group (in such capacity, together with its successors and assigns in such capacity, the “Purchaser Agent”), and MARKET STREET FUNDING LLC, as Conduit Purchaser (“Market Street”).

BACKGROUND

WHEREAS, the parties hereto entered into the Receivables Purchase Agreement (the “Receivables Purchase Agreement”) as of November 4, 2011; and

WHEREAS, the parties hereto wish to amend the Receivables Purchase Agreement to revise certain Termination Events for specified time periods as more specifically set forth herein;

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings assigned to them in the Receivables Purchase Agreement.

SECTION 2. Amendments to Receivables Purchase Agreement. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Receivables Purchase Agreement is hereby amended as follows:

(a) Section (f) of Exhibit V of the Receivables Purchase Agreement is hereby deleted in its entirety and replaced with the following:

(f) (i) the average for three consecutive Fiscal Months of: (1) other than for the periods described in clause (i)(2) below, (A) the Default Ratio shall exceed 3.0%, (B) the Delinquency Ratio shall exceed 12.75%, or (C) the Dilution Ratio shall exceed 5.0%; and (2) for three consecutive Fiscal Month periods ended November 2012, December 2012, January 2013 and February 2013 (as reported in the Information Packages delivered in December 2012 through March 2013), (A) the Default Ratio shall exceed 4.0%, (B) the Delinquency Ratio shall exceed 15.0%, or (C) the Dilution Ration shall exceed 5.0%, or (ii) the Days’ Sales Outstanding exceeds 55 days;

SECTION 3. Representations and Warranties. Each of the Seller and Servicer hereby represents and warrants to the Administrator, Purchaser Agent, LC Bank, Related Committed Purchaser and Market Street, as of the date hereof, as follows:

(a) the representations and warranties of the Seller and Servicer contained in Exhibit III of the Receivables Purchase Agreement are true and correct in all material respects on and as of the date hereof as though made on and as of such date (except for representations and warranties which apply as to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

(b) no event has occurred and is continuing, or would result from this Amendment, that constitutes a Termination Event or Unmatured Termination Event, as set forth in Exhibit V of the Receivables Purchase Agreement.

SECTION 4. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

(a) The Administrator shall have received a fully executed counterpart of this Amendment from each of the parties hereto;

(b) The Administrator shall have received such documents and certificates as the Administrator shall have reasonably requested on or prior to the date hereof.

(c) The Administrator shall have received all fees and other amounts due and payable to it under the Receivables Purchase Agreement and in connection with this Amendment on or prior to the date hereof, including, to the extent invoiced, payment or reimbursement of all fees and expenses (including fees, charges and disbursements of counsel) required to be paid or reimbursed on or prior to the date hereof. To the extent such fees and other amounts have not yet been invoiced, the Seller agrees to remit payment to the applicable party promptly upon receipt of such invoice.

(d) No Termination Event or Unmatured Termination Event, as set forth in Exhibit V of the Receivables Purchase Agreement, shall have occurred and be continuing.

SECTION 5. Amendment. Seller, Servicer, Administrator, Purchaser Agent, LC Bank, Related Committed Purchaser and Market Street hereby agree that the provisions and effectiveness of this Amendment shall apply to the Receivables Purchase Agreement as of the date hereof. Except as amended by this Amendment, the Receivables Purchase Agreement remains unchanged and in full force and effect. This Amendment is a Transaction Document.

SECTION 6. Counterparts. This Amendment may be executed by the parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 7. Captions. The headings of the Sections of this Amendment are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions of this Amendment.

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SECTION 8. Successors and Assigns. The terms of this Amendment shall be binding upon, and shall inure to the benefit of, Seller, Servicer, the Administrator, Purchaser Agent, LC Bank, Related Committed Purchaser and Market Street and their respective successors and permitted assigns.

SECTION 9. Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10. Governing Law and Jurisdiction. The provisions of the Receivables Purchase Agreement with respect to governing law, jurisdiction, and agent for service of process are incorporated in this Amendment by reference as if such provisions were set forth herein.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers as of the date first above written.

VWR RECEIVABLES FUNDING, LLC, as Seller

By:	/s/ James M. Kalinovich
Name:	James M. Kalinovich
Title:	Treasurer

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VWR INTERNATIONAL, LLC,
as Servicer

By:	/s/ James M. Kalinovich
Name:	James M. Kalinovich
Title:	Treasurer

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PNC BANK, NATIONAL ASSOCIATION,
as Administrator, Purchaser Agent for the Market Street Purchaser Group and Related Committed Purchaser,

By:	/s/ William P. Falcon
Name:	William P. Falcon
Title:	Vice President

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MARKET STREET FUNDING LLC,
as Conduit Purchaser

By:	/s/ Doris J. Hearn
Name:	Doris J. Hearn
Title:	Vice President

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PNC BANK, NATIONAL ASSOCIATION,
as the LC Bank

By:	/s/ Mark S. Falcione
Name:	Mark S. Falcione
Title:	Senior Vice President

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